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                                                                    EXHIBIT (10)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this initial Registration Statement on Form N-4
(Investment Company Act of 1940 No. 811-04865) of our report dated February 13, 2003 relating to the financial statements of American International Life Assurance Company of New York, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP
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Houston, Texas
September 11, 2003